UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2017

AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)

50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 364-6093

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure
In our May 5, 2017 first quarter financial results press release, and during our May 8, 2017 first quarter earnings conference call, we announced that investors and analysts are invited to submit questions to management via our website. These statements were made as part of our newly adopted policy regarding public disclosure of corporate information in connection with questions received from investors and analysts (the “Corporate Disclosure Policy” or the “Policy”).
Corporate Disclosure Policy - Questions and Answers
Pursuant to the Policy, we encourage investors and analysts to submit their questions to management via the Investor Q&A form located on the “Investor Overview” section of our website located at www.appfolioinc.com. We intend to provide written responses to investor and analyst questions on a periodic basis.
We currently intend to provide responses to questions properly submitted to us pursuant to the Policy by filing a Current Report on Form 8-K. However, in the future, we may announce our intention to provide responses to questions, as well as other corporate information, through other channels of distribution, including through disclosure on our website.
The following answers respond to select questions received pursuant to the Policy through May 9, 2017:
Dollar-Based Net Expansion Rate
Question:
Could you please update investors on the trends in your dollar-based net expansion rate (“DBNE”)?
Company Response:
As of December 31, 2016, our annual DBNE was 113% for our property manager customers, and 99% for our law firm customers. This compares to 115% and 99%, respectively, as of December 31, 2015.
Our ability to maintain and grow relationships with our existing customers can be measured by our annual DBNE for a given fiscal year, which compares the revenue generated from the sale of our core solutions and Value+ services in that year (e.g., 2016) and the preceding year, or base year (e.g., 2015), from our base customers. For this purpose, we establish our base customers by determining the customers from which we generated revenues during the month of December in the year preceding the base year (e.g., December 2014). We then calculate our annual DBNE for a given fiscal year by dividing (x) revenue generated from the sale of our core solutions and Value+ services in the given fiscal year (e.g., 2016) from our base customers by (y) revenue generated from the sale of our core solutions and Value+ services in the base year (e.g., 2015) from our base customers.
Revenue by Product
Question:
When do you expect to begin to break out MyCase revenue from AppFolio Property Manager revenue?
Company Response:
We currently expect to break out MyCase revenue once it exceeds 10% of total consolidated revenue.
Annual Guidance Update
Question:
Why did you not raise your annual guidance after you beat street consensus for the first quarter of 2017 by over one million dollars?
Company Response:
We have historically provided guidance to the investment community for consolidated full year revenue within a range. As we progress through the remainder of the year, we will consider revising our full year revenue outlook as appropriate. However, we assume no obligation to revise or update prior guidance, or to provide future guidance, with respect to any particular financial measure or time period.

Cautionary Note Regarding Forward-Looking Statements
This Current Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained herein, and can be identified by words such as “anticipates,” “believes,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “could,” “will,” “would,” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this Current Report relate to, among other things, our ability to maintain and grow relationships with customers, our intentions with respect to our financial reporting, and our plans with respect to updating financial guidance.
Forward-looking statements represent our management’s current beliefs and assumptions based on information currently available. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which we filed with the SEC on February 27, 2017, as well as in our other filings with the SEC. You should read this Current Report with the understanding that our actual future results may be materially different from the results expressed or implied by these forward-looking statements.
Except as required by applicable law or the rules of the NASDAQ Stock Market, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppFolio, Inc.

By: /s/ Ida Kane
Name: Ida Kane
Title: Chief Financial Officer